Exhibit 10.22



                         EXECUTIVE EMPLOYMENT AGREEMENT


                  This Executive Employment Agreement (this "Agreement") is dated as of October 7, 2003, between First Aviation Services Inc., a Delaware corporation, 15 Riverside Avenue, Westport, CT 06880 (the "Company"), and Robert Costantini, an individual residing at ==================================== (the
"Executive").


                                   WITNESSETH:

                  WHEREAS, the Company believes that the Executive will be a valued employee of the Company and wishes to secure his employment with the Company and document the terms of the Executive's employment by the Company.

                  WHEREAS, the Company also has determined that it is in the best interests of the Company and its shareholders to reinforce and encourage the continued attention and dedication of certain key members of the Company's management, including the Executive, to their assigned duties without distraction in uncertain circumstances arising from the possibility of a change in control of the Company.

                  NOW, THEREFORE, taking into account the foregoing and in consideration of the mutual promises and conditions contained herein, the parties hereto agree as follows:


I

                                   EMPLOYMENT

             .1   Employment. The Company employs the Executive and the
Executive hereby accepts employment as Chief Financial Officer upon the terms and conditions hereinafter set forth.

             .2   Term. The employment of the Executive by the Company under the terms and conditions of this Agreement will commence on October 27, 2003 and continue, subject to Article IV hereof, for a period of three years, through October 27, 2006 ("Employment Term").

             .3   Executive Duties. As the Chief Financial Officer of the
Company, the Executive shall perform such duties as are requested by and shall report directly to the Company's Chief Executive Officer. The Executive agrees to devote his full business time (with allowances for vacations and sick leave) and attention and best efforts to the affairs of the Company and its subsidiaries and affiliates during the Employment Term. Executive shall not, while an employee of the Company, directly or indirectly, be engaged (including

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as a stockholder, proprietor, general partner, limited partner, trustee, consultant, employee, director, officer, lender, investor or otherwise) in any business or activity that is competitive with that of the Company, its parent or any of its subsidiaries, or affiliates.

II


                            COMPENSATION AND BENEFITS

             .1   Annual Salary. During the Employment Term, the Company shall pay to the Executive a base salary at the rate of Two Hundred Thousand Dollars ($200,000) per year (the "Annual Salary"), payable in substantially equal biweekly installments. The Company will review annually and may, but is not required to, in the sole discretion of the Board of Directors of the Company, increase such base salary in light of the Executive's performance, inflation in cost of living, or other factors.

             .2   Signing Bonus. The Executive shall be paid a Signing Bonus of
Twenty Thousand Dollars ($20,000) on the date of his first biweekly salary payment after the commencement of the Employment Term.

             .3   Benefits. Subject to the discretion of the Board of Directors, during the Employment Term, the Executive shall be permitted to participate in and be covered under any and all such performance, bonus, profit sharing, incentive stock option, change of control agreement, and other compensation plans and such medical, dental, disability, life, and other insurance plans and such other benefits generally available to other employees of the Company in similar employment positions, as the Board of Directors shall determine, subject to meeting applicable eligibility requirements (collectively referred to herein as the "Company Benefit Plans").

             .4   Reimbursement of Expenses. The Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all reasonable expenses of travel, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

             .5   Vacation and Holidays. The Executive shall be entitled to an annual vacation leave of three (3) weeks at full pay or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives of the Company. Up to a maximum of one week of vacation time may be accumulated and carried over from one year to the next. Executive shall be entitled to such holidays as are established by the Company for all employees.


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III

                        CONFIDENTIALITY AND NONDISCLOSURE

             .1   Confidentiality. Executive shall not, during Executive's
employment by the Company or for a period of seven (7) years thereafter, at any time disclose, directly or indirectly, to any person or entity or use for Executive's or any other person's or entity's benefit any trade secrets or confidential information relating to the Company's, its subsidiaries' or affiliates' businesses, operations, marketing data, business plans, strategies, employees, products, prices, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or its subsidiaries or affiliates or any of their respective clients, customers, suppliers, consultants, or licensees, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

             .2   Return of Confidential and Other Material. Executive shall promptly deliver to the Company on termination of Executive's employment with the Company, whether or not for Cause, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, rolodexes, equipment, computer files and records, Confidential Information and any other documents of a confidential or non-confidential nature belonging to the Company or its subsidiaries or affiliates, including all copies of such materials which Executive may then possess or have under Executive's control and any notes of Executive relating thereto whether in print-based or electronic media. Upon termination of Executive's employment by the Company, Executive shall not retain any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company or its subsidiaries or affiliates.

             .3   Prohibition on Solicitation of Customers. During the term
of Executive's employment by the Company, and for a period of six (6) months thereafter, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company or its subsidiaries or affiliates, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship. None of the foregoing shall be deemed a waiver of any rights and remedies the Company may have under applicable law.

             .4   Prohibition on Solicitation of Employees, Agents or
Independent Contractors After Termination. During the term of Executive's employment by the Company and for a period of six months following the termination of Executive's employment by the Company, Executive will not solicit any of the employees, agents, or independent contractors of the Company or its subsidiaries or affiliates to leave the employ of the Company or its subsidiaries or affiliates. However, Executive may solicit any employee, agent or independent contractor who voluntarily terminates his employment with the Company or its subsidiaries or affiliates after a period of 180 days have elapsed since the termination date of such employee, agent or independent contractor. None of the foregoing shall be deemed a waiver of any rights and remedies the Company may have under applicable law.


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             .5   Right to Injunctive and Equitable Relief. Executive's
obligations not to disclose or use "Confidential Information" and to refrain from the solicitations described in this Article III are of a special and unique character. The Company and its subsidiaries and affiliates cannot be reasonably or adequately compensated for damages in an action at law in the event Executive breaches such obligations. Therefore, Executive expressly agrees that the Company and its subsidiaries and affiliates shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company or its subsidiaries or affiliates may possess or be entitled to pursue.

                  Furthermore, the obligations of Executive and the rights and remedies of the Company and its subsidiaries and affiliates under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or "Confidential Information". The parties agree that all of the subsidiaries and affiliates of the Company shall be third party beneficiaries of this Article III and be entitled to enforce directly against Executive the provisions of this Section III to the extent that shall be related to the businesses of such subsidiaries or affiliates.

             .6   Survival of Obligations. Executive agrees that the terms of this Article III and Article V hereof shall survive the term of this Agreement and the termination of Executive's employment by the Company.


IV

                                   TERMINATION

                  .1     Definitions.  For purposes of this Article IV, the
following definitions shall be applicable to the terms set forth below:

                         (a) Cause. "Cause" shall mean only the following: (i)
                  continued failure by the Executive after receipt of written notice thereof to perform his duties hereunder or those duties which may, from time to time, be reasonably requested by the Chief Operating Officer or the Chief Executive Officer of the Company (other than such failure resulting from the Executive's incapacity due to physical or mental illness), as determined by the Board of Directors in their reasonable discretion; (ii) misconduct by the Executive which is materially injurious to the Company; (iii) conviction of or pleading no contest to a felony or crime of moral turpitude;
                  (iv) habitual drunkenness or drug use by the Executive; (v) failure to uphold the policies of the Company and/or action by the Executive beyond the scope of his employment, as such scope is set by the Chief Executive Officer of the Company from time to time; (vi) a material breach of this Agreement by the Executive.

                         (b) Disability. "Disability" shall mean a physical or
                  mental incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder (reasonable absences because of sickness for up to three (3) consecutive months excepted). A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.


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                  .2 Termination by Company. The Executive's employment
hereunder may be terminated by the Company immediately for Cause. Subject to the provisions contained in Section IV(.3)(b) of this Agreement, the Company may, at its sole discretion, terminate this Agreement at any time for any reason other than Cause upon thirty (30) days' written notice to Executive. The effective date of termination ("Effective Date") shall be considered to be thirty (30) days subsequent to written notice of termination; however, the Company may elect to have Executive leave the Company and its subsidiaries immediately upon issuance of the aforementioned written notice.

                  .3       Severance Benefits Received Upon Termination.

                         (a) If at any time the Executive's employment is
                  terminated by the Company for Cause, the Company shall pay the Executive his Annual Salary prorated through the end of the month during which such termination occurs plus payment for any vacation earned but not taken, and the Company shall thereafter have no further obligations under this Agreement to the Executive or his dependents, beneficiaries or estate; provided, however, that the Company will continue to honor any obligations that may have been accrued and vested under then existing Company Benefit Plans or any other written and duly authorized agreements or arrangements applicable to the Executive.

                         (b) If at any time the Executive's employment is
                  terminated by the Company without Cause or as a result of death or Disability, then the Company shall:

                              (1) following the execution of the Company's
                         Separation Agreement, pay to the Executive an amount equal to six (6) months' salary based upon the Executive's current "Monthly Base Salary" (defined as the Annualized Salary in effect on the date of termination divided by twelve (12)), plus payment for any vacation earned but not taken. This payment shall be in lieu of any amounts otherwise due Executive under the Company's policy for severance benefits. And in addition, the Company will continue to honor any obligations that may have been accrued and vested under then existing Company Benefit Plans or any other written and duly authorized agreements or arrangements applicable to the Executive. The six-month's base salary will be paid co-incident with the regularly scheduled payroll in substantially bi-weekly installments until the end of the six-month period. Accrued and unused vacation will be paid upon termination.

                              (2) provide Executive with such insurance coverage
                         as is then required by COBRA or any similar then applicable law.

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                  .4      No Obligation to Mitigate Damages; No Effect on Other
                          Contractual Rights.

                         (a) The Executive shall not be required to mitigate
                  damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

                         (b) The provisions of this Agreement, and any payment
                  or benefit provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Company Benefit Plan or other contract, plan or arrangement. However, it is expressly understood that, if any Change of Control Agreement with Executive is then in effect, a termination of employment in accordance with Section 3(a) or Section 3(b) renders such Change of Control Agreement null, void, or inoperable.

                         (c) Executive may terminate this Agreement upon 30 days
                  written notice to the Company and upon such termination the Company shall make the payment provided for in Section IV (.3)(a) hereof and no further payments shall be required to be made by the Company to Executive; except however that if any Change of Control Agreement with Executive is then in effect, and if the termination of this Agreement by the Executive follows a change of control as that term is defined in such Change of Control Agreement, then payment shall be made as may be required in such Change of Control Agreement.

                         (d) Notwithstanding any inference to the contrary, the
                  benefits payable to the Executive in accordance with the aforementioned portion of this Section IV, shall not include incentive compensation awards based upon performance except that which is earned, accrued and payable at the close of the prior fiscal year.


V

                               GENERAL PROVISIONS

                 .1   Notice. For purposes of this Agreement, notices and all
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by Federal Express or similar priority mail service, or United States registered mail, return receipt requested, postage prepaid, as follows:

     If to the Company:

         First Aviation Services Inc.
         15 Riverside Avenue
         Westport, CT  06880-4214
         Telephone:  (203) 291-3300
         Fax:  (203) 291-3330

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 With a copy to Company Counsel:

         Frederick Green, Esq.
         Weil Gotshal & Manges
         767 Fifth Avenue
         New York, NY  10153

         Telephone:
         Fax:  (212) 310-8007

    If to the Executive:

         Robert Costantini

         __________________________

         __________________________

         Telephone:
         Fax:  __________________

         With a copy to:

         __________________________

         __________________________

         __________________________


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                 .2 No Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                 .3   Governing Law. This Agreement shall be governed by and
construed in accordance with the laws of the State of Connecticut without regard to conflicts of law principles. Executive hereby agrees to submit to the exclusive jurisdiction of the courts in and of the State of Connecticut, and consents that service of process with respect to all courts in and of the State of Connecticut may be made by registered mail to Executive at his address for notices specified herein.

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                 .4   Severability or Partial Invalidity. The invalidity or
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                 .5   Counterparts. This Agreement may be executed in one or
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                 .6   Legal Fees and Expenses. Should any party institute any
action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with each separate cause of action asserted in such action or proceeding.

                .7    Entire Agreement. This Agreement constitutes the entire
agreement of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

                .8    Assignment. This Agreement and the rights, duties, and
obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other party. Notwithstanding the foregoing provisions of this Section 5.8, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


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                                    FIRST AVIATION SERVICES INC.
                                    a Delaware corporation


                                    By: /s/ Aaron P. Hollander
                                        ----------------------------------------
                                    Title: Chairman



                                    By: /s/ Michael C. Culver
                                        ----------------------------------------
                                    Title: Chief Executive Officer




                                    Robert Costantini
                                    an individual
                                    /s/ Robert Costantini
                                    --------------------------------------------







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